UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 16, 2016

Watts Water Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-11499	04-2916536
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

815 Chestnut Street, North Andover, MA	01845
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 688-1811

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Watts Water Technologies, Inc. (“Watts”) has reached an agreement in principle to settle all claims in the class action cases captioned Ponzo v. Watts Regulator Co. and Klug v. Watts Regulator Co., matters pending in the United States District Courts for the District of Massachusetts and District of Nebraska, respectively.  As disclosed in its Quarterly Report on Form 10-Q for the quarter ended September 27, 2015, the Ponzo and Klug matters were each brought as putative nationwide class actions seeking to recover damages and other relief based on the alleged failure of water heater connectors and FloodSafe connectors,  respectively.  The total settlement amount is $14 million, of which Watts is expected to be responsible for $4.1 million as its portion of the settlement.   The settlement is subject to the completion of a final written settlement agreement, preliminary court approval, and final court approval after a fairness hearing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2016	WATTS WATER TECHNOLOGIES, INC.

	By:	/s/ Kenneth R. Lepage
Kenneth R. Lepage General Counsel